Exhibit 99.1

FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175 ext. 5692

charles_lynch@mednax.com

FOR IMMEDIATE RELEASE

MEDNAX Announces Financial Leadership Transition

C. Marc Richards Appointed Executive Vice President, to Succeed Stephen D. Farber as Chief Financial Officer

FORT LAUDERDALE, Fla. — August 25, 2020 — MEDNAX, Inc. (NYSE: MD), the nation’s leading provider of maternal-fetal, newborn and pediatric subspecialty care, today announced that C. Marc Richards has been appointed as Executive Vice President. The Company anticipates that Mr. Richards will assume the additional role of Chief Financial Officer in October 2020, succeeding Stephen D. Farber, who has announced his plan to depart the Company to pursue other leadership opportunities.

“On behalf of the Company and the Board of Directors, we want to thank Stephen for his many contributions during a period of significant transformation over the last two years,” said Mark S. Ordan, Chief Executive Officer, and Guy Sansone, Chair of MEDNAX’s Board of Directors. “We have both worked with Marc Richards over many years, and we are excited that he brings a wealth of experience that can ensure a seamless transition and help guide the financial success of our organization.”

“I believe MEDNAX is well positioned for growth and success, and that its financial strength is aligned to support that success,” said Mr. Farber. “I’m most proud to have supported an organization with a long established mission to take great care of the patient, and to have played a role in fulfilling that commitment.”

Mr. Richards joins MEDNAX with an extensive background in corporate finance and management, and more than 20 years in senior level positions at public companies. Most recently, he served as Chief Financial Officer of Quality Care Properties (QCP), one of the nation’s largest actively managed real estate companies focused on post-acute/skilled nursing and memory care/assisted living properties. In this role he oversaw the spin-off of QCP from Healthcare Property Investors and the eventual merger of QCP with Welltower. Prior to QCP, Mr. Richards served first as Chief Financial Officer and then as Executive Vice President and Chief Administrative Officer at Washington Prime Group Inc., where he held responsibility for all financial reporting and tax matters and oversaw the integration of Washington Prime and Glimcher Realty Trust. He also previously served in executive and finance roles at Sunrise Senior Living, LLC, JE Robert Companies, JER Investors Trust, Republic Property Trust, and The Mills Corporation.

“I am excited to join an organization with such an important mission and place in the healthcare industry,” said Mr. Richards. “I have worked with Mark extensively in the past, and I’m confident in our ability to guide and support MEDNAX in its strategic plans. I look forward to working with Mark and the management team to support our clinicians and their care of patients, and in doing so create value for all of our stakeholders.”

ABOUT MEDNAX

MEDNAX, Inc. is a national health solutions partner comprised of the nation’s leading providers of physician services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives, consulting services, clinical research and telemedicine to enhance patient outcomes and provide high-quality, cost-effective care. The Company was founded in 1979, and today, through its affiliated professional corporations, MEDNAX provides services through a network of more than 3,000 physicians in all 50 states and Puerto Rico. Additional information is available at www.mednax.com.

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the divestiture of the Company’s anesthesiology medical group; whether the Company will be able to complete the divestiture of its radiology medical group and the terms of any such divestiture; the impact of management transitions; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.